SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                                _______________

                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) or 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                      The Gabelli Dividend & Income Trust
            (Exact Name of Registrant as Specified in its Charter)



               Delaware                          80-0080998
  -------------------------------------     -----------------
 (State of Incorporation or Organization)   (I.R.S. Employer
                                            Identification no.)

      One Corporate Center
          Rye, New York                          10580-1422
 ---------------------------------------         -----------
 (Address of principal executive offices)         (zip code)


Securities to be registered pursuant to Section 12(b) of the Act:


                                                     Name of each exchange
Title of each class                                  on which each class is
to be so registered                                  to be registered
-------------------                                  ----------------------
5.875% Series A Cumulative                           New York Stock Exchange
Preferred Shares

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-113708

Securities to be registered pursuant to Section 12(g) of the Act:


                                     None
                               -----------------
                               (Title of Class)


Item 1.  Description of Registrant's Securities to be Registered.

The section captioned "Description of the Series A Preferred and AMPS" in the Registrant's form of Prospectus filed as part of the Registrant's Registration Statement on Form N-2/A (No. 333-113708), dated October 7, 2004, is incorporated herein by reference.

Item 2. Exhibits.

The following exhibits have been filed with the Securities and Exchange
Commission:

(1)      Form of Certificate for Common Shares (a)


(2)      Agreement and Declaration of Trust of the Registrant(b)


(3) Form of Certificate for [_]% Series A Cumulative Preferred Shares ("Series A Preferred")(c)

(4)      Form of Certificate for Auction Market Preferred Shares("AMPS")(c)

(5) Statement of Preferences defining the rights of holders of the Series A Preferred(d)

(6)      Statement of Preferences defining the rights of holders of the AMPS
         (d)


_________________



(a) Incorporated by reference to Exhibit EX-99 (D) to the Registrant's Registration Statement on Form N-2, File Nos. 333-1081409 and 811-21423, as filed with the Securities and Exchange Commission on October 27, 2003

(b) Incorporated by reference to Exhibit EX-99(A) to the Registrant's Registration Statement on Form N-2, File Nos. 333-1081409 and 811-21423, as filed with the Securities and Exchange Commission on November 24, 2003

(c) Incorporated by reference to the Registrant's Pre-Effective Amendment No. 1 on Form N-2 Nos. 333-113708 and 811-21423, as filed with the Securities and Exchange Commission on June 6, 2004

(d) Incorporated by reference to the Registrant's Pre-Effective Amendment No.2 on Form N-2 Nos. 333-13708 and 811-21423, as filed with the Securities and Exchange Commission on October 5, 2004


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                    The Gabelli Dividend & Income Trust
                                               (Registrant)

Date: October 8, 2004               By:    /s/ Bruce N. Alpert
      ---------------                     ----------------------------
                                          Name:  Bruce N. Alpert
                                          Title: President